UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2010

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

The Company’s Receivable Purchase Agreement, dated June 30, 2000 among Graybar Commerce Corporation, as Seller; Graybar Electric Company, Inc., as Servicer; Falcon Asset Securitization Corporation, as Conduit; JPMorgan Chase Bank NA (successor by merger to Bank One, NA), as Agent; and other banks named therein was amended, effective as of June 11, 2010 to permit the exclusion of certain named Obligors from the Agreement with the ability to exclude additional Obligors with the consent of the Agent.

The Company’s Receivable Sales Agreement, dated June 30, 2000 among Graybar Commerce Corporation, as Buyer and Graybar Electric Company, Inc., as Originator, was amended, effective as of June 11, 2010 to permit the exclusion of certain Obligors from the Agreement with the ability to exclude additional Obligors with the consent of the Agent.

Item 9.01         Financial Statements and Exhibits

(d)                   Exhibits

(10)                  (i)   Amendment No. 15 to the Receivables Purchase Agreement, dated as of June 11, 2010.

(ii)   Amendment No. 3 to the Receivables Sale Agreement, dated as of June 11, 2010.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: June 15, 2010	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel